As filed with the Securities and Exchange Commission on July 14, 2004

Registration 333-115650

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 4

to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LUMERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2869	91-2011728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19910 North Creek Parkway

Bothell, WA 98011

(425) 415-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas D. Mino

Chief Executive Officer

19910 North Creek Parkway

Bothell, WA 98011

(425) 415-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher J. Austin Mary E. Weber Ropes & Gray LLP One California St. San Francisco, CA 94111 (415) 315-6300	John J. Halle Mark R. Carman Stoel Rives LLP 900 SW Fifth Avenue, Suite 2600 Portland, OR 97204 (503) 224-3380

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses (other than the underwriters’ discounts) payable in connection with this offering are listed below. All expenses are estimated except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee	$7,241
NASD filing fee	5,175
Nasdaq National Market listing fee	50,000
Printing and engraving expenses	125,000
Legal fees and expenses	600,000
Accounting fees and expenses	285,000
Blue sky fees and expenses	55,000
Transfer agent and registrar fees and expenses	15,000
Director and officer insurance policy	100,000
Miscellaneous	4,584

Total	$1,247,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent allowed under the DGCL. Our certificate of incorporation also requires us to indemnify each of our directors and officers to the fullest extent allowed under the DGCL.

The registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the registrant with respect to payments which may be made by the registrant to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities

Since its inception, the registrant has issued and sold unregistered securities as follows:

1. On January 7, 2000, the registrant issued 100,000 shares of Class B common stock to Microvision, Inc. for a consideration of $0.02 per share, or an aggregate of $2,000. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

2. On March 1, 2000, the registrant issued 5,270,000 shares of Class B common stock to Todd McIntyre, Microvision, Inc., William Owens, Wayne Perry, Richard Raisig, Robert Ratliffe, Richard Rutkowski, Casey Tegreene and Stephen Willey, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act, for a consideration of $0.02 per share, or an aggregate of $105,400. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

3. On October 20, 2000, the registrant issued 802,414 shares of Class A common stock to the University of Washington, which has represented to the registrant that it is an “accredited investor” under Rule 501 promulgated under the Securities Act, in consideration of the University of Washington entering an exclusive licensing agreement, a sponsored research agreement and a voting agreement with the registrant. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

4. On February 28, 2001, the registrant issued a secured convertible promissory note for $6,172,000 to Microvision, Inc. The principal amount of the note was convertible at the holder’s option into shares of the same type of capital stock sold in certain financings determined by dividing (a) the outstanding principal amount to be converted by (b) the price per share established in such financing. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

5. On March 1, 2001, in connection with entering an intercompany services agreement, the registrant issued a revolving promissory note to Microvision, Inc. The outstanding principal balance of the note is due and payable upon the holder’s demand. Interest on the note is at the lesser of 20% per annum, computed on the basis of a 365-day year, or the maximum rate allowed by law. The sale and issuance of this security was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

6. On March 14, 2001, the registrant issued an aggregate of 2,400,000 shares of Series A preferred stock to AAQ Investments, LLC, Acorn Ventures, Inc., Acorn Ventures IS, LLC, ADS 1212 Trust, The Barksdale Group, LLC, Barksdale Group Ventures I, LP, Barksdale Investments, LLC, Barksdale Ventures, LLC, Kenneth Steven Blakeslee, Jacqueline Brandwynne, Chais Investments, Ltd., Cisco Systems, Inc., Peter Currie, Gian DeCaro, Margaret Elardi Revocable Living Trust, David Elliman, Robert Ferry, Gregory Forge, D.C. Glounder Trust, Judy Grossman, Arthur Harrigan, Jr., Steven Hooper, Nicolas Kauser, Koala

Venture Partners I, LLC, LCM Partners, LLC, Microvision, Inc., James Nordstrom, Michael Norinsberg, Northern Stream Capital, Christopher O’Donnell, Wayne Perry, Pickwick Group, LP, Pomeroy Investments, LLC, David Ransom, John Rosling, Stephen Scherba, Jr. and Elaine P. Scherba, as tenants in common, SMS Trust, Spanish Caravan Investments, LLC, Viterbi Family Venture Capital, Washington Research Foundation, Weibling Family Trust U/A dtd 7/24/00, You Lucky Dog Trust, and Larry Zalk, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act, for a consideration of $10.00 per share, or an aggregate of $24,000,000. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

7. On March 14, 2001, the registrant issued a warrant to purchase 150,000 shares of Series A preferred stock with an exercise price of $10.00 per share to Microvision, Inc., in lieu of payment of interest on a convertible note. The sale and issuance of this security was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

8. On October 1, 2002, in connection with entering into a consulting and related agreements, the registrant issued a warrant to purchase 164,000 shares of Class A common stock with an exercise price of $3.65 per share to Arizona Microsystems, L.L.C., which has represented to the registrant that it is an “accredited investor” under Rule 501 promulgated under the Securities Act. The sale and issuance of this security was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

9. On August 25, 2003, the registrant issued an aggregate of 944,025 shares of Series B preferred stock to Acorn Ventures, Inc., Jacqueline Brandwynne, D.C. Glouner Trust, K.S. and Deborah Elie, Walter Lack, Microvision, Inc., James Nordstrom, Michael Norinsberg, Northern Stream Capital, Wayne Perry, Spanish Caravan Investments, L.L.C., Brien Stafford, Viterbi Family Venture Capital, and Thomas Walker, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act, for a consideration of $2.00 per share, or an aggregate of $1,888,050. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

10. On October 30, 2003, the registrant issued an aggregate of 391,000 shares of Series B preferred stock to Robert Baunsgard, Stephan Chase, Ronald Clyborne, Robert and Judith Faust Trust, James Foster, Jr. and Margaret Foster, George Galpin, Peter and Barbara Jo Marsh, as tenants in common, David Martinson, Suzanne McAnena and The Charles H. Putney Trust, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act, for a consideration of $2.00 per share, or an aggregate of $782,000. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

11. On March 12, 2004, the registrant issued an aggregate of 250,000 shares of Series B preferred stock to Acorn Ventures, Inc., Michael Norinsberg and Wayne Perry, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act, for a consideration of $2.00 per share, or an aggregate of $500,000. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

12. From March 1, 2000 through April 2, 2004, the registrant granted stock options to employees to purchase 836,030 shares of Class A common stock, with exercise prices ranging from $0.50 to $10.00 per share. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, on the basis that these securities were sold or issued either pursuant to a written compensatory plan or pursuant to written contracts relating to consideration, as provided by Rule 701.

13. From September 4, 2001 through April 12, 2004, the registrant granted stock options to executive officers, directors and our controller to purchase 883,000 shares of Class A common stock, with exercise prices ranging from $2.00 to $10.00 per share. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act on the basis that the transaction did not involve a public offering.

14. On April 20 and April 21, 2004, the registrant issued secured convertible promissory notes for $2,300,000 to Elaine Brasch, Howard Commander, Barbara Ducoffe, Robert Ferry, James and Margaret Foster, Stephen Garber, James Groninger, Mary Hart, Hart Family Revocable Trust, The Hart Organization Corp., High Capital Funding, LLC, Robert Lamse, James Noonan, Kellie O’Hara, One Walton Place, LLP, Raymond Pearson, Sandra Rapaport, Duane Rayburn, John Sherrerd, Michael Slosberg, Raymond Welsh, Youth Development Fund, Inc. and Frank Zadeck, each of whom has represented to the registrant that he, she or it is an “accredited investor” under Rule 501 promulgated under the Securities Act. The principal amount and accrued but unpaid interest under the notes are convertible at the holder’s option into shares of our Class A common stock or such other class of common stock that our Class A common stock has been converted into on the date of conversion of the note. The aggregate note amount is convertible into a number of shares of common stock determined by dividing (a) the aggregate note amount to be converted by (b) the lesser of (i) $6.00 and (ii) in the event of an initial public offering, the price per share of common stock offered to the public in such offering (the “IPO Price”). The registrant also issued to each note purchaser a warrant to purchase that number of shares of common stock equal to the quotient of (a) 0.30 multiplied by the principal amount of such purchaser’s note, divided by (b) the lesser of (i) $6.00 and (ii) the IPO Price, at an exercise price per share equal to the lesser of (x) $7.20 per share and (y) the product of 1.2 multiplied by the IPO Price. The sale and issuance of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, on the basis that the transaction did not involve a public offering.

15. On May 19, 2004, the predecessor corporation to the registrant was reincorporated from Washington to Delaware by means of a merger with a wholly-owned Delaware subsidiary. The Delaware subsidiary (now the registrant) was the surviving company of the merger. Under the merger agreement, each equity holder of the predecessor corporation automatically received equivalent shares or other equity securities in the registrant. Due to possible deficiencies in the provision of notice to the shareholders of the predecessor corporation under Washington law, the Series B preferred stock of the predecessor corporation may not have been validly issued. As a result, in connection with the merger, each holder of shares of Series B preferred stock in the predecessor corporation executed an Exchange and Waiver Agreement. These Exchange and Waiver Agreements provided that, to the extent each such holder was not legally entitled to shares of the registrant under the merger agreement by virtue of the notice deficiency, such holder in any event agreed to exchange any claims such holder may have had against either the predecessor corporation or the registrant for the shares of Series B preferred stock of the Company such holder would otherwise have received in the merger. Following the consummation of the merger transaction, the registrant filed a Form D with the Commission in respect of the shares issued to the Series B preferred stockholders, each of whom had represented to the registrant that he, she or it was an “accredited investor” under Rule 501 under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit Number	Description
1.1	Form of Underwriting Agreement. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

3.1

Form of Amended and Restated Certificate of Incorporation of the Registrant.(1) Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

3.2	Form of Amended and Restated Bylaws of the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

4.1*	Form of Common Stock Certificate.

4.2	Form of Representative’s Warrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

5.1	Opinion of Ropes & Gray LLP. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

10.1	2000 Stock Option Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.2	2004 Equity Incentive Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.3

Sublease effective January 1, 2004, by and between Microvision, Inc. and the Registrant for facilities located at 19910 North Creek Parkway, Bothell, WA. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.4

Employment Agreement effective August 8, 2001, by and between Thomas D. Mino and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.5

Sponsored Research Agreement effective October 20, 2000, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.6

Exclusive Licensing Agreement effective October 20, 2000, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.7

Sponsored Research Agreement Research Plan effective March 1, 2001, by and between the University of Washington and the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.8

Letter Agreement dated February 26, 2002, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.9

Agreement Amending Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement dated August 28, 2002, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.10

Second Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement effective March 25, 2003, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

Exhibit Number	Description
10.11

Letter Agreement dated November 6, 2003, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.12

Fourth Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement effective April 12, 2004, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.13

Consulting Agreement dated October 1, 2002, by and between Arizona Microsystems, L.L.C. and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.14

License Agreement effective March 27, 2004, by and between Arizona Microsystems, L.L.C. and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.15

Form of Note and Warrant Purchase Agreement effective April 20, 2004, by and between the Registrant and the Lenders, as defined therein. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.16

Amended and Restated Investors’ Rights Agreement dated August 25, 2003, by and between the Registrant and the Investors, as defined therein. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.17†	Wideband Polymer Modulator Development Agreement, dated July 22, 2001.

10.18

Polymer-Based Linearized EO Modulator Agreement, dated August 4, 2003. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.19	Amendment to 2000 Stock Option Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.20	Form of Convertible Promissory Note. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.21	Form of Common Stock Warrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.22

Warrant to Purchase 150,000 shares of Series A Preferred Stock, dated March 14, 2001. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

10.23

Warrant to Purchase 164,000 shares of Class A Common Stock, dated October 1, 2002. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

23.1	Consent of PricewaterhouseCoopers LLP. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

23.2

Consent of Ropes & Gray LLP (to be included in Exhibit 5.1). Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

24.1	Power of Attorney. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

(1)	As proposed to be filed with the Secretary of State of the State of Delaware concurrently with the closing of this offering.

*	To be filed by amendment.

†	Confidential treatment requested as to certain portions. The term “confidential treatment” and the mark “[REDACTED]” as used throughout the indicated Exhibit mean that material has been omitted and separately filed with the Commission.

(b) Financial Statement Schedules

The following financial statement is filed herewith:

Schedule II—Valuation and Qualifying Accounts and Reserves

All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on July 14, 2004.

LUMERA CORPORATION

By:	/s/ LORA L. TARABEIH
Name:	Lora L. Tarabeih
Title:	Treasurer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of July, 2004.

Signature	Title
/s/ THOMAS D. MINO Thomas D. Mino	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LORA L. TARABEIH Lora L. Tarabeih	Controller, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

* William A. Owens	Director

* Robert A. Ratliffe	Chairman of the Board

* Richard F. Rutkowski	Director

*By:	/s/ LORA L. TARABEIH
Lora L. Tarabeih Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

3.1

Form of Amended and Restated Certificate of Incorporation of the Registrant.(1) Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

3.2	Form of Amended and Restated Bylaws of the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

4.1*	Form of Common Stock Certificate.

4.2	Form of Representative’s Warrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

5.1	Opinion of Ropes & Gray LLP. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

10.1	2000 Stock Option Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.2	2004 Equity Incentive Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.3

Sublease effective January 1, 2004, by and between Microvision, Inc. and the Registrant for facilities located at 19910 North Creek Parkway, Bothell, WA. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.4

Employment Agreement effective August 8, 2001, by and between Thomas D. Mino and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.5

Sponsored Research Agreement effective October 20, 2000, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.6

Exclusive Licensing Agreement effective October 20, 2000, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.7

Sponsored Research Agreement Research Plan effective March 1, 2001, by and between the University of Washington and the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.8

Letter Agreement dated February 26, 2002, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.9

Agreement Amending Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement dated August 28, 2002, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.10

Second Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement effective March 25, 2003, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

Exhibit Number	Description

10.11

Letter Agreement dated November 6, 2003, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.12

Fourth Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement effective April 12, 2004, by and between the University of Washington and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.13

Consulting Agreement dated October 1, 2002, by and between Arizona Microsystems, L.L.C. and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.14

License Agreement effective March 27, 2004, by and between Arizona Microsystems, L.L.C. and the Registrant. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.15

Form of Note and Warrant Purchase Agreement effective April 20, 2004, by and between the Registrant and the Lenders, as defined therein. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.16

Amended and Restated Investors’ Rights Agreement dated August 25, 2003, by and between the Registrant and the Investors, as defined therein. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

10.17†	Wideband Polymer Modulator Development Agreement, dated July 22, 2001.

10.18

Polymer-Based Linearized EO Modulator Agreement, dated August 4, 2003. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.19	Amendment to 2000 Stock Option Plan of the Registrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.20	Form of Convertible Promissory Note. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.21	Form of Common Stock Warrant. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 24, 2004, SEC File No. 333-115650.

10.22

Warrant to Purchase 150,000 shares of Series A Preferred Stock, dated March 14, 2001. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

10.23

Warrant to Purchase 164,000 shares of Class A Common Stock, dated October 1, 2002. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

23.1	Consent of PricewaterhouseCoopers LLP. Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

23.2

Consent of Ropes & Gray LLP (to be included in Exhibit 5.1). Filed previously with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2004, SEC File No. 333-115650.

24.1	Power of Attorney. Filed previously with the Registrant’s Registration Statement on Form S-1 filed on May 19, 2004, SEC File No. 333-115650.

(1)	As proposed to be filed with the Secretary of State of the State of Delaware concurrently with the closing of this offering.

*	To be filed by amendment.

†	Confidential treatment requested as to certain portions. The term “confidential treatment” and the mark “[REDACTED]” as used throughout the indicated Exhibit mean that material has been omitted and separately filed with the Commission.